EXHIBIT 10.5

ANNEX D

     FIFTH AMENDMENT (the “AMENDMENT”) dated November 29, 2010 by and between ADVANCED PHOTONIX, INC., a Delaware corporation (the “COMPANY”) and STEVEN WILLIAMSON, an individual, to a certain SECURED PROMISSORY NOTE held by STEVEN WILLIAMSON (the “HOLDER”) and dated as of May 2, 2005, as amended by the Amendment dated May 1, 2008, the Second Amendment dated November 26, 2008, the Third Amendment dated April 1, 2009 and the Fourth Amendment dated November 30, 2009 (as amended, the “Note”). Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Note.

RECITALS

     WHEREAS, the Company and Holder have agreed to amend and modify the Note in accordance with the terms and conditions hereinafter set forth;

     WHEREAS, the Company is party to that certain Loan Agreement dated as of September 25, 2008 by and between The PrivateBank and Trust Company (the “LENDER” and such loan agreement, as amended from time to time, the “LOAN AGREEMENT”); and

     WHEREAS, the Amendment contemplates that certain payments will be made in respect of the Note in contravention of the Loan Agreement, and therefore a waiver from the Lender will be required to consummate the Amendment (the “WAIVER”).

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Holder hereby agree as follows:

     7. Amendments.

          a. Section 1 of the Note shall be amended and restated to read as follows:

          (1) PAYMENT OF PRINCIPAL. The Principal shall be payable in installments in accordance with the following schedule:

Payment Date	Principal Payment
May 2, 2006	$333,333
May 2, 2007	$366,667
December 1, 2008	$300,000
December 1, 2010	$100,000
March 1, 2011	$50,000
June 1, 2011	$50,000

Payment Date	Principal Payment
September 1, 2011	$100,000
December 1, 2011	$150,000
March 1, 2012	$150,000
June 1, 2012	$150,000
September 1, 2012	$183,667
Total Payments	$1,933,667

          b. Section 2 of the Note shall be amended and restated to read as follows:

          (2) INTEREST; INTEREST RATE; LATE CHARGE. Interest shall accrue on this Note at a per annum rate equal to the Prime Rate plus two percent (2%) per annum (the “INTEREST RATE”); provided, however, that upon the occurrence of an Event of Default hereunder, the Interest Rate shall increase by four percent (4%) until (i) such Event of Default is cured or (ii) payment of the outstanding principal balance of, and accrued interest on, this Note upon acceleration thereof as hereinafter provided is made. Interest shall accrue from the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. The Company shall pay Holder interest accrued, in arrears, on the last day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “INTEREST DATE”) with the first Interest Date being June 30, 2005. In addition, if any payment of Principal or Interest hereunder is not paid within ten (10) Business Days from the date the same is due, then, at the option of Holder, in addition to all other sums due hereunder, the Company shall pay a late charge equal to the greater of: (a) $250 or (b) one cent (1¢) per dollar ($1.00) for each such payment that is delinquent ten (10) Business Days or more.

          c. Section 15 of the Note shall be amended by adding the following defined term:

          (e) “MATURITY DATE” means September 1, 2012.

     8. Confirmation of Security Interest. The Company hereby confirms, represents and warrants to the Holder that (a) neither this Amendment nor any of the prior amendments to the Note have affected, or will adversely affect, the attachment, priority or perfection of security interest in certain property of the Company granted under that certain Pledge and Security Agreement, dated as of May 2, 2005 (the “SECURITY AGREEMENT”), made by Company and its wholly-owned subsidiary, Michigan Acquisition Sub, LLC (now known as Picometrix, LLC), in favor of Robin F. Risser, as collateral agent under that certain Intercreditor Agreement, dated as of May 2, 2005, among Company, such collateral agent, Robin F. Risser and Steven Williamson; (b) the Company has taken no action to adversely affect the validity, perfection or priority of such security interest, (c) Company is not now in default and no event has occurred or will occur with the giving of notice or the passage of time that would result in the occurrence of a default by the Company under the Security Agreement.

     9. Effect of Amendments. Except to the extent amended hereby, the Note remains in full force and effect in accordance with its terms. The terms and conditions of this Amendment shall be construed together with the terms of the Note as a single agreement, provided that, to the extent any terms and conditions of the Amendment are inconsistent with the terms and conditions of the Note, the terms and conditions of this Amendment shall govern.

     10. Conditions to Effectiveness. This Amendment shall be effective upon the (a) payment by the Company to Holder of a non-refundable amendment fee in the amount of $104,208.37 and (b) receipt of the Waiver from the Lender.

     11. Counterparts. This Amendment may be executed and acknowledged in counterparts, each of which shall constitute an original and all of which shall together constitute one and the same Amendment. The parties hereto agree that facsimile signatures or other means of electronically imaging a signature shall be deemed a valid and binding means of executing of this Amendment.

     12. Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Michigan.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Amendment has been executed by the Parties as of the date above first written.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Name:	Richard D. Kurtz
Title:	Chief Executive Officer

/s/ Steven Williamson
STEVEN WILLIAMSON